UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 10, 2005

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1225 17th Street, Suite 3200	80202
Denver, Colorado	(Zip Code)

1555 Notre Dame Street East	H2L 2R5
Montreal, Quebec Canada	(Postal Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code	303.277.6661 (Colorado)
514.521.1786 (Quebec)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 10, 2005, the Board of Directors of Molson Coors Brewing Company (the “Company”) appointed Gary S. Matthews to serve as a member of the Company’s Board.  On November 10, 2005, the Company issued a press release announcing the appointment of Mr. Matthews to the Board.  A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The Committees of the Board to which Mr. Matthews will be appointed have not been determined as of the date of this filing.  The Company will file an amendment to this Current Report within four days of the date on which such determination is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
(Registrant)
Date: November 15, 2005
/s/ Samuel D. Walker
(Samuel D. Walker, Global Chief Legal Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Molson Coors Brewing Company dated November 10, 2005, announcing the appointment of Gary S. Matthews to the Molson Coors Brewing Company Board of Directors.